UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2019

AZURRX BIOPHARMA, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	001-37853	46-4993860
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

760 Parkside Avenue Downstate Biotechnology Incubator, Suite 304 Brooklyn, New York	11226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 699-7855
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

NOT APPLICABLE
(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 1, 2019, AzurRx BioPharma, Inc. (the “Company”) entered into a Selling Agent Agreement (the “Selling Agent Agreement”) with Alexander Capital, L.P. (“Alexander Capital”), pursuant to which Alexander Capital agreed to act as selling agent in connection with a public offering of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) (the “Offering”). Pursuant to the Selling Agent Agreement, the Company agreed to pay Alexander Capital a cash fee equal to 7.0% of the aggregate gross proceeds of the Offering and to issue Alexander Capital warrants to purchase a number of shares of Common Stock equal to 3.0% of the aggregate number of shares of Common Stock sold in the Offering. The Company also agreed to reimburse Alexander Capital for its expenses in connection with the Offering on a non-accountable basis in an amount equal to 1.0% of the gross proceeds of the Offering and up to $50,000 for other accountable expenses. A copy of the Selling Agent Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1.

On April 2, 2019, the Company offered and sold a total of 1,294,930 shares of Common Stock in connection with the Offering at a public offering price of $2.13 per share. As a result, the Company received net proceeds of approximately $2.5 million, after deducting the selling agent fee payable to Alexander Capital and other Offering expenses payable by the Company. In connection with the closing of the Offering and pursuant to the Selling Agent Agreement, the Company issued warrants to Alexander Capital to purchase up to 38,848 shares of Common Stock (the “Selling Agent Warrants”). The Selling Agent Warrants will become exercisable one year from the date of issuance, expire on April 2, 2024 and have an exercise price of $2.55 per share.

The Offering was conducted pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-226065), filed with the Securities and Exchange Commission (“SEC”) on July 3, 2018, and declared effective on July 12, 2018. A prospectus supplement and the accompanying base prospectus relating to the Offering was filed with the SEC on April 2, 2019. The Selling Agent Warrants were offered and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

The foregoing description of the Selling Agent Warrants and Selling Agent Agreement does not purport to be complete, and are qualified in their entirety by reference to the form of Selling Agent Warrants and Selling Agent Agreement that are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 9.01. Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AzurRx BioPharma, Inc.

Date: April 3, 2019	By:	/s/ Johan M. Spoor
Name: Johan M. Spoor
Title: Chief Executive Officer

Exhibit Index

Exhibit Number	Description

4.1	Form of Selling Agent Warrant
5.1	Opinion of Disclosure Law Group, a Professional Corporation
10.1	Selling Agent Agreement, by and between AzurRx BioPharma, Inc. and Alexander Capital, L.P., dated April 1, 2019
23.1	Consent of Disclosure Law Group, a Professional Corporation (included in Exhibit 5.1)